Security Information






Security Purchased

CUSIP
928563402

Issuer
VMWARE INC

Underwriters
Citigroup, Credit Suisse, DBSI, JP Morgan,
Lehman Brothers, Merrill Lynch, AG Edwards,
BoA, Bear Stearns, HSBC, UBS, Wachovia

Years of continuous operation, including predecessors
> 3 years

Ticker
VMW US

Is the affiliate a manager or co-manager of offering?
Joint Lead Manager

Name of underwriter or dealer from which purchased
JP Morgan

Firm commitment underwriting?
Yes

Trade date/Date of Offering
8/13/2007

Total dollar amount of offering sold to QIBs
 $
957,000,000

Total dollar amount of any concurrent public offering
 $-

Total
 $957,000,000

Public offering price
 $29.00

Price paid if other than public offering price
 N/A

Underwriting spread or commission
 $1.60

Rating
N/A

Current yield
N/A







Fund Specific Information






Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund

Chicago Funds





DWS Balanced Fund
Chicago
38,700
 $
1,122,300
0.12%

DWS Balanced VIP
Chicago
12,500
 $  362,500
0.04%

DWS Mid Cap Growth VIP
Chicago
4,200
 $ 121,800
0.01%

DWS Technology Fund
Chicago
77,000
 $
2,233,000
0.23%

DWS Technology VIP
Chicago
12,100
 $  350,900
0.04%

New York Funds





DWS Capital Growth Fund
New York
                      137,400
 $ 3,984,600
0.42%

DWS Capital Growth VIP
New York
                        84,300
 $
2,444,700
0.26%

DWS Large Company Growth Fund
New York
23,300
 $                   675,700
0.07%

DWS Mid Cap Growth Fund
New York
                        94,400
 $                 2,737,600
0.29%

Total

483,900
 $
14,033,100
1.47%







^The Security and Fund Performance is
calculated based on information provided by State Street Bank.


*If a Fund executed multiple sales of a
security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.


















Security Information






Security Purchased

CUSIP
98385X106

Issuer
XTO ENERGY

Underwriters
Goldman Sachs, Lehman Brothers, Morgan
Stanley, AG Edwards, BoA, BMO Capital
Markets, Citigroup, Credit Suisse, DBSI,
Friedman
Billings Ramsey, Howard Weil, Jefferies & Co,
JP
Morgan, Pickering Energy Partners, Simmons &
Co, SunTrust Robinson Humphrey, UBS,
Wachovia

Years of continuous operation, including predecessors
> 3 years

Ticker
XTO US

Is the affiliate a manager or co-manager of offering?
Co-Manager

Name of underwriter or dealer from which purchased
Lehman Brothers

Firm commitment underwriting?
Yes

Trade date/Date of Offering
6/4/2007

Total dollar amount of offering sold to QIBs
 $    907,500,000

Total dollar amount of any concurrent public
offering
 $          -

Total
 $    907,500,000

Public offering price
 $   60.50

Price paid if other than public offering price
 N/A

Underwriting spread or commission
 $   1.97

Rating
N/A

Current yield
N/A







Fund Specific Information






Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund

Chicago Funds





DWS Balanced Fund
Chicago
12,900
 $                   374,100
0.04%

DWS Balanced VIP
Chicago
4,200
 $                   121,800
0.01%

New York Funds





DWS Global Commodities Stock Fund
New York
                        15,400
 $                   446,600
0.05%

DWS Commodity Securities Fund
New York
                          6,200
 $                   179,800
0.02%

DWS Capital Growth Fund
New York
                        46,400
 $
1,345,600
0.14%

DWS Capital Growth VIP
New York
29,000
 $                   841,000
0.09%

Total

114,100
 $
3,308,900
0.35%







^The Security and Fund Performance is
calculated based on information provided by State Street Bank.


*If a Fund executed multiple sales of a
security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.